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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 2, 2001

ZONES, INC.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation or organization)	0-28488 (Commission File Number)	91-1431894 (I.R.S. Employer Identification No.)
707 SOUTH GRADY WAY RENTON, WASHINGTON (Address of principal executive offices)	98055-3233 (Zip Code)

Registrant's telephone number, including area code: (425) 430-3000

MULTIPLE ZONES, INC. (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

    On May 2, 2001, Multiple Zones, Inc. (the "Company"), changed its name from "Multiple Zones, Inc." to "Zones, Inc." This change in the Company's name was approved by the Company's board of directors at a meeting held on January 25, 2001, and will be effective as of the close of business on May 9, 2001. As of May 10, 2001, the Company will be listed on the Nasdaq National Market under the symbol "ZONS."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial statements of business acquired. Not applicable.

  (b)
  Pro forma financial information. Not applicable.

  (c)
  Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Multiple Zones, Inc. filed with the Washington Secretary of State on May 2, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONES, INC.
May 10, 2001	By:	/s/ RONALD P. MCFADDEN Ronald P. McFadden Chief Financial Officer/Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment of Multiple Zones, Inc. filed with the Washington Secretary of State on May 2, 2001.

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SIGNATURES
EXHIBIT INDEX